                                                                    EXHIBIT 99.1

                                        Contacts: Paul Arling (UEI) 714.820.1000
                                               Mark Belzowski (UEI) 714.820.1000
                                      Lillian Armstrong (IR Agency) 415.433.3777

                                                                     www.uei.com

       UNIVERSAL ELECTRONICS REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

    CYPRESS, CA - April 29, 2003 - Leading wireless technology provider Universal Electronics Inc. (UEI; NASDAQ: UEIC) today announced financial results for the quarter ended March 31, 2003.

    For the first quarter of fiscal 2003, Universal Electronics Inc. reported net sales of $26.9 million, up 15 percent compared to $23.4 million in the first quarter of 2002. UEI's net income increased 39 percent from $675,000 in the first quarter of 2002 to $939,000 in the first quarter of 2003. Earnings per diluted share increased 40 percent from $0.05 during 2002's first quarter to $0.07 in the quarter ended March 31, 2003.

    Paul Arling, UEI's chairman and chief executive officer, stated, "The first quarter's performance is continuing to show the success of our new products, which drove strong performance across the board. Coming off a seasonally strong fourth quarter, we continued to expand our reach with new customer wins as well as new products sold into existing relationships. We remain focused on delivering cutting-edge and quality products to our customers, and these efforts are laying the foundation for UEI to benefit from the future turn around of our served markets."

    Rob Lilleness, UEI's president and chief operating officer, commented, "Difficult times can lead to opportunities for strong companies to capture market share from competitors. UEI is committed to long-term revenue and market share growth, and during the first quarter we made prudent competitive decisions to realize this goal. We are confident our leadership position in home control is building, as we continue to expand our technology product portfolio and customer base. In addition, we will continue to focus on managing cost of goods sold and S,G&A expenses. Our strong financial position gives us the platform from which to pursue these endeavors and maintain our competitive advantage."

      Mark Belzowski, UEI's chief financial officer, added, "UEI generated $2.7 million in net cash and short term cash investments during the first quarter after buyback of 33,000 shares of common stock totaling $312,000. We continue to implement prudent financial management, and now have $43.3 million in cash and short-term cash investments on our balance sheet."

   UEI's management team will hold a conference call today, Tuesday, April 29, 2003 at 4:30 pm Eastern Time to review results and hold a question and answer session for callers. To participate call 1-800-622-9917 ten minutes prior to start time. International dialers call 1-706-645-0366. The live call can also be accessed via the Internet through UEI's web site at www.uei.com. If you are unable to participate, a replay will be available beginning at 8:00 p.m. Pacific Time on April 29, 2003 for 48 hours. To access, please dial 1-800-642-1687 and reservation number 9729893 and international dial-in 1-706-645-9291. The replay can also be heard at www.uei.com for 90 days.

      Any additional or updated material, non-public information that might be discussed during the call will be provided on the company's web site at www.uei.com shortly after the call and will be retained there for at least twelve months.

ABOUT UNIVERSAL ELECTRONICS

Universal Electronics Inc., based in Southern California, develops firmware, software and turnkey solutions designed to enable consumers to wirelessly connect, control and interact with an increasingly complex home environment. The company's primary markets include original equipment manufacturers (OEMs) in consumer electronics and personal computing, as well as multiple system operators in the cable and satellite subscription broadcasting markets. Over the past 16 years, the company has developed a broad portfolio of patented technologies and the industry's leading database of home connectivity software that it licenses to its customers, including many leading Fortune 500 companies. In addition, UEI sells its universal wireless control products and other audio/visual accessories through its European headquarters in The Netherlands, and to distributors and retailers in Europe, Asia, Latin America, South Africa and Australia/New Zealand under the One For All(R) brand name. More information about UEI can be obtained at http://www.uei.com/.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expressed herein are the following: the failure of the company's business lines to grow and expand in the manner anticipated by the company's management; the failure of the company's customers to grow and expand as anticipated by the company's management; the effects of natural or other events beyond the company's control; the domestic and global economic environments' effect on the company and its customers; the growth of, acceptance of and the demand for the company's products and technologies in various markets and geographical regions, including the computing, cable, satellite, consumer electronics, retail and interactive TV and home automation industries, not materializing as believed by the company's management; the inability by the company to continue to maintain its operating costs at acceptable levels through its cost containment efforts; the continued strength of the company's balance sheet including the ability to obtain payments from its customers on a timely basis; the inability of the company to continue selling its products or licensing its technologies at higher or profitable margins throughout 2003 and beyond; the failure of the various markets and industries to grow or emerge as rapidly or as successfully as believed by the company's management; the inability of the company to obtain orders or maintain its order volume with its new and existing customers; the possible dilutive effect the company's stock option programs may have on the company's EPS and stock price; the effect of factors beyond the company's control that increase the cost of manufacturing and/or delivering the company's products; the inability of the company to continue to obtain adequate quantities of component parts or secure adequate factory production capacity on a timely basis; and other factors listed from time to time in the company's press releases and SEC filings. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                           UNIVERSAL ELECTRONICS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                      March 31,      December 31,
                                                        2003             2002
                                                     ----------      ------------
                      ASSETS

Current assets:
 Cash and cash equivalents                           $    9,280       $   18,064
 Short-term investments                                  34,000           22,500
 Accounts receivable, net                                26,318           26,307
 Inventories                                             18,608           16,046
 Prepaid expenses and other current assets                  984            1,123
 Income tax receivable                                    2,234            2,234
 Deferred income taxes                                    1,920            1,920
                                                     ----------       ----------
    Total current assets                                 93,344           88,194

Equipment, furniture and fixtures, net                    2,985            3,383
Goodwill, net                                             2,961            2,961
Intangible assets, net                                    3,464            3,682
Other assets                                                736              739
Deferred income taxes                                     1,057            1,057
                                                     ----------       ----------
    Total assets                                     $  104,547       $  100,016
                                                     ==========       ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $    9,618       $    7,795
 Accrued income taxes                                     2,623            2,407
 Accrued compensation                                     1,537            1,253
 Other accrued expenses                                   5,524            5,283
                                                     ----------       ----------
    Total current liabilities                            19,302           16,738

Notes payable                                                25               41
                                                     ----------       ----------
      Total liabilities                                  19,327           16,779
                                                     ----------       ----------

Stockholders' equity:
  Common stock                                              162              160
  Paid-in capital                                        72,525           71,322
 Accumulated other comprehensive loss                    (1,609)          (1,740)
 Retained earnings                                       30,851           29,912
 Deferred stock-based compensation                         (126)            (147)
 Common stock held in treasury                          (16,583)         (16,270)
                                                     ----------       ----------
    Total stockholders' equity                           85,220           83,237
                                                     ----------       ----------
     Total liabilities and stockholders' equity      $  104,547       $  100,016
                                                     ==========       ==========

                           UNIVERSAL ELECTRONICS INC.
                         CONSOLIDATED INCOME STATEMENTS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                          2003           2002
                                                        --------       --------

Net sales                                               $ 26,919       $ 23,411

Cost of sales                                             16,762         13,995
                                                        --------       --------

Gross profit                                              10,157          9,416
Research and Development                                   1,163          1,070

Selling, general and administrative expenses               7,688          7,455
                                                        --------       --------

Operating income                                           1,306            891

Interest income                                              102            117
Other income, net                                             15             31
                                                        --------       --------

Income before income taxes                                 1,423          1,039
Provision for income taxes                                  (484)          (364)
                                                        --------       --------

Net income                                              $    939       $    675
                                                        ========       ========

Net income per share:
   Basic                                                $   0.07       $   0.05
                                                        ========       ========
   Diluted                                              $   0.07       $   0.05
                                                        ========       ========

Shares used in computing earnings per share:
   Basic                                                  13,582         13,800
                                                        ========       ========
   Diluted                                                13,785         14,370
                                                        ========       ========